Morgan Stanley Institutional Funds, Inc. - Global
Real Estate Portfolio
Item 77O- Transactions effected pursuant to Rule
10f-3

Securities Purchased:   Orix JREIT Inc.
Purchase/Trade Date:	  3/10/16
Offering Price of Shares: 164,580 Japanese Yen
Total Amount of Offering: 95,830 shares
Amount Purchased by Fund: 301 shares
Percentage of Offering Purchased by Fund: 0.314
Percentage of Fund's Total Assets: 0.02
Brokers:  Daiwa Securities Co Ltd., Nomura
Securities Co Ltd., UBS Securities Limited (Japan),
SMBC Nikko Securities Co Ltd., Mitsubishi UFJ
Morgan Stanley Securities, Mizuho Securities Co
Ltd., Merrill Lynch Japan Inc., Toyo Securities Co
Ltd., Tokai Tokyo Securities Co Ltd., Okasan
Securities Co Ltd.
Purchased from: SMBC Nikko, UBS Securities SG
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  Invincible Investment Corp.
Purchase/Trade Date:	 3/24/16
Offering Price of Shares: 81,217 Japanese Yen
Total Amount of Offering: 459,512 shares
Amount Purchased by Fund: 2,797 shares
Percentage of Offering Purchased by Fund: 0.609
Percentage of Fund's Total Assets: 0.30
Brokers:  Mizuho Securities, Morgan Stanley,
Mizuho International plc, Citigroup, SMBC Nikko,
Nomura
Purchased from: Citigroup
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.


Securities Purchased:  QTS Realty Trust
Purchase/Trade Date:	  3/29/16
Offering Price of Shares: $45.500
Total Amount of Offering: $5,500,000
Amount Purchased by Fund:  25,427 shares
Percentage of Offering Purchased by Fund: 0.462
Percentage of Fund's Total Assets: 0.08
Brokers:  BofA Merrill Lynch, J.P. Morgan, Stifel,
Deutsche Bank Securities, Evercore ISI, Goldman
Sachs & Co., Jefferies, KeyBanc Capital Markets,
SunTrust Robinson Humphrey, Morgan Stanley,
RBC Capital Markets, Baird, PNC Capital Markets,
TD Securities
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  United Urban Investment
Corp.
Purchase/Trade Date:	  6/8/16
Offering Price of Shares: 175,224 Japanese Yen
Total Amount of Offering: 190,000 shares
Amount Purchased by Fund: 853 shares
Percentage of Offering Purchased by Fund: 0.449
Percentage of Fund's Total Assets: 0.01
Brokers:  SMBC Nikko, Morgan Stanley
Purchased from: SMBC Nikko Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.